Exhibit 23.1

CONSENT OF EHRHARDT KEEFE STEINER & HOTTMAN PC, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of Webb Interactive Services, Inc. and in the related prospectuses of our report dated March 15, 2006 with respect to the financial statements of Webb Interactive Services, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2005:

1) No. 333-13983	3) No. 333-63632	5) No. 333-83103
2) No. 333-57442	4) No. 333-82316	6) No. 333-89600

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

Denver, Colorado

April 14, 2006